Exhibit 10.3

POWER OF ATTORNEY

The “Enterprise”, [Name of VIE Shareholder], a Chinese enterprise, Unified Social Credit Code No. [Unified Social Credit Code No. of VIE Shareholder], holding [Shareholding Percentage the VIE Shareholder holds in the VIE]% of the equity interest in [Name of VIE] (the “Domestic Company”) as of the execution date of this Power of Attorney, hereby irrevocably authorize Zhejiang Jingrui Wangpu Industrial Development Co., Ltd., (“WFOE’s Reinvestment Company”) to exercise the following rights relating to all equity interests held by the Enterprise, both presently and in the future, in the Domestic Company (“the Enterprise’s Shareholding”) during the term of this Power of Attorney:

The WFOE’s Reinvestment Company is hereby authorized to act on behalf of the Enterprise as the Enterprise’s exclusive agent and attorney with respect to all matters concerning the Enterprise’s Shareholding, including without limitation to: (1) attending shareholders’ meetings of the Domestic Company; (2) exercising all the shareholder’s rights and shareholder’s voting rights the Enterprise is entitled to under the PRC laws and the Domestic Company’s articles of association, including but not limited to the sale or transfer or pledge or disposition of the Enterprise’s Shareholding in part or in whole; and (3) designate and appoint, on behalf of the Enterprise, the legal representative, the directors, supervisors, the chief executive officer and other senior management members of the Domestic Company.

Without limiting the generality of the powers granted hereunder, WFOE’s Reinvestment Company shall have the power and authority to, on behalf of the Enterprise, execute all the documents the Enterprise shall sign as stipulated in the Exclusive Option Agreement entered into by and among the Enterprise, the WFOE’s Reinvestment Company and the Domestic Company on February 20, 2024 and the Equity Pledge Agreement entered into by and among the Enterprise, the WFOE’s Reinvestment Company and Domestic Company on February 20, 2024 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with the Enterprise’s Shareholding conducted by the WFOE’s Reinvestment Company shall be deemed as the Enterprise’s actions, and all the documents related to the Enterprise’s Shareholding executed by the WFOE’s Reinvestment Company shall be deemed to be executed by the Enterprise. I hereby acknowledge and ratify those actions and/or documents by the WFOE’s Reinvestment Company.

The WFOE’s Reinvestment Company is entitled to re-authorize or assign its rights related to the foregoing matters to any other person or entity at its own discretion and without giving prior notice to the Enterprise or obtaining the Enterprise’s consent. If required by PRC laws, the WFOE’s Reinvestment Company shall designate a PRC citizen to exercise the foregoing rights.

During the period that the Enterprise is a shareholder of the Domestic Company, this Power of Attorney shall be irrevocable and continuously effective and valid from the date as of the execution of this Power of Attorney.

During the term of this Power of Attorney, the Enterprise hereby waive all the rights associated with the Enterprise’s Shareholding, which have been authorized to the WFOE’s Reinvestment Company through this Power of Attorney, and shall not exercise such rights by the Enterprise.

This Power of Attorney is written in Chinese and English. The Chinese version and English version shall have equal legal validity.

This Power of Attorney is signed on [Date of Agreement].

[Name of VIE Shareholder]

By:
Name:
Title:

Accepted by

Zhejiang Jingrui Wangpu Industrial Development Co., Ltd.

By:
Name:	Juanjuan Si
Title:	Legal Representative

Acknowledged by：

[Name of VIE]

By:
Name:
Title:

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Strictly Confidential

Schedule of Material Differences

One or more person signed a power of attorney under this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	Unified Social Credit Code No. of VIE Shareholder	Shareholding Percentage the VIE Shareholder holds in the VIE	Name of VIE	Date
1.	Shanghai Jingrui Wangpu E-Commerce Partnership (Limited Partnership)	[*]	70%	Zhejiang Jingrui Wangpu Quanwu Household Appliance Group Co., Ltd.	February 20, 2024
2.	Beijing Jingrui Shangcheng Management Consulting Co., Ltd.	[*]	10%	Zhejiang Jingrui Wangpu Quanwu Household Appliance Group Co., Ltd.	February 20, 2024
3.	Hangzhou Jingrui Wangpu E-Commerce Partnership (Limited Partnership)	[*]	10%	Zhejiang Jingrui Wangpu Quanwu Household Appliance Group Co., Ltd.	February 20, 2024
4.	Shenzhen Jingrui Wangpu E-Commerce Partnership (Limited Partnership)	[*]	10%	Zhejiang Jingrui Wangpu Quanwu Household Appliance Group Co., Ltd.	February 20, 2024
5.	Jun Chang	[*]	3.33%	Dongying Yiqun Commerce and Trade Co., Ltd.	February 20, 2024
6.	Yi Tian	[*]	93.33%	Dongying Yiqun Commerce and Trade Co., Ltd.	February 20, 2024
7.	Yang Zhao	[*]	3.33%	Dongying Yiqun Commerce and Trade Co., Ltd.	February 20, 2024
8.	Ruixue Qiu	[*]	30%	Ji’nan Zhongyue Shengtai Economic and Trade Co., Ltd.	February 20, 2024
9.	Xiaolin Wang	[*]	70%	Ji’nan Zhongyue Shengtai Economic and Trade Co., Ltd.	February 20, 2024
10.	Chenglin Wang	[*]	100%	Zibo Lunsheng Commerce and Trade Co., Ltd.	February 20, 2024
11.	Xueying Liu	[*]	50%	Shandong Yangxin Hongtai Commerce and Trade Co., Ltd.	February 20, 2024
12.	Shurong Li	[*]	50%	Shandong Yangxin Hongtai Commerce and Trade Co., Ltd.	February 20, 2024

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Strictly Confidential